UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported ):
                                February 19, 2000

                              MEDIX RESOURCES, INC
             (Exact name of registrant as specified in its charter)

          Colorado                    000-24768               84-1123311
----------------------------       --------------        -------------------
(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)             (File Number)         Identification No.)


7100 East Belleview Ave., Suite 301, Englewood, CO              80111
--------------------------------------------------        ------------------
   (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (303) 741-4828

                                      None
          (Former name or former address, if changes since last report)

Item 2.  Disposition of Assets

     On February 19, 2000, the Company sold the assets of its remaining staffing businesses to Medical Staffing Network, Inc. of Coral Springs, Florida The purchase price received by the Company was $1,000,000 with $500,000 paid in cash and $500,000 in a subordinated promissory note providing for interest at prime plus 1% with principal and interest to be repaid on May 19, 2001


Item 5.  Other Events
     Press release dated February 23, 2000 announcing the sale of Medix Resources, Inc.'s remaining staffing operations.

Item 7(b). Pro forma Financial Information

     The pro forma financial information required for the asset sale described in Item 2 above will be furnished by filing an amendment to this Form 8-K, no later than 60 days from the due date of this Form 8-K filing.



Item 7(c).  Exhibits

Exhibit No.                           Description

*10.1                   Security Agreement, dated February 19,
                        2000, between the Registrant and
                        Medical Staffing Network, Inc.
*10.2                   Asset Purchase Agreement, dated as of
                        February 19, 2000, among the
                        Registrant, Medical Staffing Network,
                        Inc., National Care Resources -
                        Colorado, Inc., National Care Resources
                        - Texas, Inc. and TherAmerica, Inc.
*10.3                   Subordinated Promissory Note, dated
                        February 19, 2000, of Medical Staffing
                        Network, Inc., in favor of the
                        Registrant
*99.1                   Press release, dated February 23, 2000



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


MEDIX RESOURCES, INC.




Date: March 6, 2000       By:     /s/ John R. Prufeta
                                  ---------------------
                                   John R. Prufeta, Chief Executive Officer